UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2019

MACATAWA BANK CORPORATION
 (Exact name of registrant as specified in its charter)

Michigan	000-25927	38-3391345
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan	49424
(Address of principal executive offices)	(Zip Code)

(616) 820-1444
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	MCBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 31, 2019, Macatawa Bank Corporation (“Macatawa”) submitted payment to the trustee to redeem all of the $20.0 million of trust preferred securities of Macatawa Statutory Trust I (“Trust I”), dated July 15, 2003. The trust preferred securities were redeemed, along with $619,000 in common securities issued by Trust I and held by Macatawa, as a result of the concurrent redemption of 100% of the Company’s junior subordinated debentures due 2033 and held by Trust I, which underlied the trust preferred securities. The redemption price for the junior subordinated debentures was equal to 100% of the principal amount plus accrued interest up to, but not including, the redemption date. The proceeds from the redemption of the junior subordinated debentures were simultaneously applied to redeem all of the outstanding common securities and the outstanding trust preferred securities at a price of 100% of the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions up to, but not including, the redemption date. The December 31, 2019 redemption was executed pursuant to the optional redemption provisions of the underlying indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2020	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer